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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Globecomm Systems Inc. for the registration of 1,525,547 shares of its common stock and to the incorporation by reference therein of our report dated August 4, 2000, with respect to the consolidated financial statements and schedule of Globecomm Systems Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.



Melville, New York
May 30, 2001